HRE PROPERTIES

                  EXCESS BENEFIT AND DEFERRED COMPENSATION PLAN



         SECTION 1.  PURPOSE.

         Effective November 1, 1995, the Board of Directors of HRE Properties adopted the HRE Properties Excess Benefit and Deferred Compensation Plan. The Plan is intended to provide eligible employees of the Company who elect to participate in the Plan with benefits in excess of the benefits which may be provided under the Company's tax-qualified retirement plan, due to the limitations on contributions and benefits imposed by Section 415 and Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), and to provide such employees with the opportunity to defer all or a portion of their compensation as provided in the Plan. It is intended that the Plan qualify as an "excess benefit plan" within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and as an unfunded deferred compensation arrangement for a select group of highly compensated or management employees under Section 201(2) of ERISA.

         SECTION 2.  DEFINITIONS.

         As used herein, the following terms shall have the meanings set forth below:

                 (a) "BENEFICIARY" shall mean the person or persons designated as a Participant's beneficiary under the Profit Sharing and Savings Plan unless a Participant shall have designated another beneficiary under this Plan.

                 (b) "BOARD OF DIRECTORS" shall mean the board of directors of the Company.

                 (c) "COMMITTEE" shall mean the Compensation Committee of the Board of Directors as in office from time to time.

                 (d) "COMPANY" shall mean HRE Properties, a Massachusetts voluntary association (of the type commonly referred to as a "Massachusetts business trust") established under Declaration of Trust dated July 7, 1969, as amended, and its successors and assigns.

                 (e) "DEFERRED COMPENSATION ACCOUNT" shall mean a bookkeeping record maintained by the Company for each Participant who is or was an employee of such entity, which account shall consist of the accumulated annual deferrals of compensation made under Section 6 of the Plan, as adjusted for earnings credited in respect of such deferrals pursuant to Section 7 of the Plan.



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                 (f) "ELECTIVE  CONTRIBUTION" shall mean a contribution  elected by a Participant to the Profit Sharing and Savings Plan which meets the requirements of Section 401(k) or 401(m) of the Code.

                 (g) "EXCESS BENEFIT ACCOUNT" shall mean a bookkeeping record maintained by the Company for each Participant who is or was an employee of such entity, which account shall consist of the accumulated annual allocations made under Section 5 of the Plan on behalf of such Participant, as adjusted for earnings credited in respect of such allocations pursuant to Section 7 of the Plan.

                 (h) "MATCHING CONTRIBUTION" shall mean a contribution made by the Company to a Participant's Matching Contribution Account.

                 (i) "MATCHING CONTRIBUTION ACCOUNT" shall mean a bookkeeping record maintained by the Company for each Participant who is or was an employee of such entity, which account shall consist of the accumulated Matching Contributions made under Section 6 of the Plan, as adjusted for earnings credited in respect of such deferrals pursuant to Section 7 of the Plan.

                 (j) "PARTICIPANT" shall mean a person described in Section 4 of the Plan as eligible to receive equalization benefits under Section 5 of the Plan.

                 (k) "PLAN" shall mean this HRE Properties Excess Benefit and Deferred Compensation Plan, as herein set forth and as amended from time to time.

                 (l) "PROFIT SHARING AND SAVINGS PLAN" shall mean the HRE Properties Profit Sharing and Savings Plan, a tax-qualified defined contribution retirement plan sponsored by the Company, as in effect as of the Effective Date or adopted thereafter, and as amended from time to time.

                 (m) "VALUATION DATE" shall mean the last day of each calendar [ month].

         SECTION 3.  EFFECTIVE DATE.

         The Effective Date of the Plan shall be November 1, 1995.

         SECTION 4.  PARTICIPATION.

         Any employee of the Company who is a participant in the Profit Sharing and Savings Plan shall become a Participant in this Plan if, with respect to any calendar year, the amount of contributions to be made to the Profit Sharing and Savings Plan by the Company (other than Elective Contributions) and to be allocated to the employee's account under the Profit Sharing and Savings Plan is restricted as a result of the limitations of Section 401(a)(17) or Section 415 of the Code or any successor provisions thereto.

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         SECTION 5.  PROFIT SHARING AND SAVINGS PLAN EXCESS BENEFIT.

         An  amount  shall be  credited  to each  Participant's  Excess  Benefit
Account under the Plan for each "Plan Year" (as defined in the Profit Sharing and Savings Plan) beginning on or after the Effective Date equal to the excess, if any, of (a) the amount of aggregate contributions (other than Elective Contributions) of the Company which would have been allocated to the Participant's account for such Plan Year under the Profit Sharing and Savings Plan if the provisions set forth in the Profit Sharing and Savings Plan to comply with the limitations of Section 401(a)(17) and Section 415 of the Code were not applicable, over (b) the amount of such aggregate Company contributions actually allocated to the Participant's account for such Plan Year under the Profit Sharing and Savings Plan. The amount of a Participant's "compensation" as defined in the Profit Sharing and Savings Plan shall be used to calculate amounts to be credited to the Participant's Excess Benefit Account; provided that such "compensation" shall be increased by any amounts deferred pursuant to
Section 6 hereof.

         SECTION 6.  DEFERRED COMPENSATION.

                 (a) Each Participant employed by the Company may elect to defer the receipt of all or a whole percentage (or other portion as the Company may permit) of his or her compensation and to have such amount credited to his or her Deferred Compensation Account provided that the Participant's compensation as defined in the Profit Sharing and Savings Plan (including both cash and any deferred amounts) is expected to exceed the compensation limitation of Section 401(a)(17) of the Code for the year in which the deferral is to be made. Any such Participant election shall be made annually on a calendar year basis. A Participant election with respect to compensation to be paid in the calendar year in which the Plan is adopted shall be made within thirty (30) days following the date of the adoption of the Plan by the Board of Directors. A Participant election shall remain binding for subsequent calendar years until revoked or revised by the Participant, provided that he or she continues to meet the requirements of Section 4 in any such subsequent calendar year. Elections may be revoked or revised for a subsequent calendar year by executing and delivering a new deferral election form prior to the first day of the calendar year for which such revocation or revision is to be effective.

                 (b) In its sole discretion, the Company may make a Matching Contribution to Participants who make an election to defer a portion of their compensation under Section 6(a). Such contribution will be allocated to the Participant's Matching Contribution Account.

         SECTION 7.  EARNINGS.

         The Committee shall meet each year to designate an interest or other rate to be applied to the Participants' Accounts each year. Any interest or earnings on amounts credited under the Plan shall be credited, respectively, to the Participant's Excess Benefit Account, Deferred Compensation Account, and Matching Contribution Account as of each Valuation Date. The Committee shall promulgate such rules and regulations as it in its sole discretion determines

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necessary  to implement  and  administer  the Plan and the and to determine  any earnings or interest credited to a Participant under the Plan.

         SECTION 8.  VESTING.

                 (a) EXCESS BENEFIT ACCOUNT. A Participant (and his or her Beneficiary) shall vest in his or her Excess Benefit Account at the same rate he or she vests in the account (other than Elective Contributions) to which contributions of the Company are allocated under the Profit Sharing and Savings Plan.

                 (b) DEFERRED COMPENSATION ACCOUNT. A Participant (and his or her Beneficiary) shall at all times be fully vested in his or her Deferred Compensation Account.

                 (c) MATCHING CONTRIBUTION ACCOUNT. A Participant (and his or her Beneficiary) shall vest in his or her Matching Contribution Account at the same rate he or she vests in the account (other than Elective Contributions) to which matching contributions of the Company are allocated under the Profit Sharing and Savings Plan.

         SECTION 9.  PAYMENT OF BENEFITS.

                 (a) Upon a Participant's death, disability or other termination of employment with the Company for any reason, vested benefits in his or her Excess Benefit Account, Deferred Compensation Account, and Matching Contribution Account shall be payable in a single lump sum payment not later than thirty (30) days following the Valuation Date coincident with or next following the date on which such death, disability or other termination of employment occurs. The valuation of such benefit shall be based on the Valuation Date coincident with or next following the Participant's date of death, disability or other termination of employment.

                 (b) In the case of an "unforeseen emergency," the Committee may, at its sole and absolute discretion, provide for early payment of benefits under the Plan. An "unforeseen emergency" is a circumstance caused by an event beyond the control of a Participant or Beneficiary that would result in severe financial hardship to the individual if early withdrawal were not permitted. Early withdrawals under the Plan are limited to the amount necessary to meet the emergency.

                 (c) The Company shall deduct from any payment such amounts as may be required to be withheld under any federal, state or local tax laws.


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         SECTION 10.  CHANGE OF CONTROL.

                 In the case of a "change of control", as defined herein, the Committee, at its sole and absolute discretion, may accelerate the vesting of benefits under the Plan and may provide for the early payment of such vested benefits. A "change of control" will be deemed to occur for this purpose if any one of the following events occurs:

                           (i) any person who becomes the owner of 20% or more of the Company's Common Shares and, thereafter, individuals who were not Trustees of the Company prior to the date such person became a 20% owner are elected as Trustees pursuant to an arrangement or understanding with, or upon the request of or nomination by, such person and constitute at least two of the Trustees, or

                           (ii) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1a of Form S-K pursuant to Section 13 or 15 under the Securities Exchange Act of 1934 ("Exchange Act"), or in any other filing by the Company with the Securities and Exchange Commission (the "Commission"); or

                           (iii) there occurs any solicitation of proxies by or on behalf of any person other than the Trustees of the Company and thereafter individuals who were not Trustees prior to the commencement of such solicitation are elected as Trustees pursuant to an arrangement or understanding with, or upon the request of or nomination by, such person and constitute at least two of the Trustees.

                           (iv)     the  Company   executes  an   agreement   of
                                    acquisition, merger or consolidation which contemplates that:

                                    (A)     after the  effective  date  provided
                                            for   in  the   agreement,   all  or
                                            substantially  all of  the  business
                                            and/or  assets of the Company  shall
                                            be  owned,   leased   or   otherwise
                                            controlled by another corporation or
                                            other entity; and

                                    (B)     individuals  who are Trustees of the
                                            Company   when  such   agreement  is
                                            executed   shall  not  constitute  a
                                            majority of the Trustees or board of
                                            directors   of   the   survivor   or
                                            successor entity  immediately  after
                                            the  effective  date provided for in
                                            such agreement;  provided,  however,
                                            for purposes of this  paragraph (c),
                                            that if such  agreement  requires  a
                                            condition  precedent approval by the
                                            Company's    shareholders   of   the
                                            agreement or  transaction,  a Change
                                            of Control shall not be

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                                            deemed to have  taken  place  unless
                                            and until such approval is secured.

         11.  UNFUNDED PLAN.

         This Plan is intended to constitute an unfunded, nonqualified deferred compensation arrangement for the benefit of a select group of management or highly compensated employees. Except as set forth below, all benefits payable under the Plan shall be paid by the Company out of its general assets and nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or any other person; no money, property or shares of common stock shall be segregated for the benefit of any Participant or Beneficiary; no special or separate fund shall be established or other segregation of assets made to assure payment of benefits hereunder; and no Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time that benefits payable under the Plan are paid to him or her as provided herein. The right of a Participant or Beneficiary to receive a distribution hereunder shall be a general unsecured claim against the assets of the Company. Measures representing the value of a Participant's benefits under the Plan are bookkeeping entries only and shall not constitute property of any kind or any interest in the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, elect to establish a grantor trust that meets the requirements of Internal Revenue Service Revenue Procedure 92-64 to provide the benefits payable from Excess Benefit Accounts, Deferred Compensation Accounts, and Matching Contribution Accounts; provided, that the Plan and such trust shall continue to constitute an unfunded deferred compensation arrangement and Participants shall not be deemed to be in constructive receipt of amounts held by the trust. Any such trust shall be established with the approval of the Company.

         SECTION 12.  ADMINISTRATION.

         The Plan shall be administered by the Committee in accordance with its terms and purposes. The Company shall have the sole and complete responsibility for the administration of the Plan and shall have discretionary authority to determine all questions arising in the administration, interpretation and application of the Plan, including the remedying of any omission, inconsistency or ambiguity, and to construe the terms of the Plan, including the eligibility of Participants for any benefit hereunder and the amount thereof and its decision or action in respect thereof shall be conclusive and binding on all persons.

         SECTION 13.  AMENDMENT AND TERMINATION.

         The Committee may amend or terminate the Plan with respect to future periods at any time and for any reason it may deem appropriate. In the event of the termination of the Plan, no person shall be entitled to accrue additional benefits under the Plan with respect to any period after the effective date of termination determined by the Committee; provided, however, that any

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benefits  under the Plan  accrued  prior to the  effective  date of  termination determined by the Committee shall not be reduced on account of such termination.

         SECTION 14.  MISCELLANEOUS.

                 (a) Nothing contained in the Plan shall be construed as a contract of employment between the Company and a Participant, or as a right of any Participant to continue in the employ of the Company or as a limitation of the right of the Company to discharge any Participant, with or without cause.

                 (b) Except as otherwise required by law (including any law that requires the withholding of any tax under the laws of the United States or any state or locality or any foreign government), no amounts payable at any time pursuant to the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether currently or thereafter payable, shall be void. Except as otherwise specifically provided by law, no amounts payable hereunder shall, in any manner, be liable for or subject to the debts or liabilities of a Participant or any other person entitled to such benefit.

                 (c) All claims for benefits under the Plan shall be made in writing to the Committee. Such claims for benefits, responses thereto and any appeals thereof shall be made in accordance with the provisions for claims procedures set forth in the Profit Sharing and Savings Plan.

                 (d) The provisions of the Plan shall be binding on the successors and assigns of the Company.

                 (e) The  Plan  shall  be  governed,  to  the  extent   provided
thereunder, by ERISA and to the extent not preempted by ERISA, by the laws of the State of Massachusetts.




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Top Hat Plan Exemption
Pension and Welfare Benefit Administration
Room N-5644
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, D.C.  20210

                  Re:  Alternative Method of Compliance
                       With Reporting and Disclosure Requirement
                       Under DOL Regulations ss. 2520.104-23

Dear Sir or Madam:

         This letter constitutes the plan administrator's statement as to the alternative method of compliance with reporting and disclosure requirements of
Part 1 of Title I of the Employee Retirement Income Security Act of 1974, as amended, with respect to unfunded or insured pension plans maintained by an employer for a select group of management or highly compensated employees, as provided by ss. 2520.104-23 of the Department of Labor Regulations.

         HRE Properties (EIN: ) maintains one arrangement which may constitute an unfunded or insured pension plan for a select group of highly compensated
employees.               individuals   employed  by  HRE  Properties   presently
participate  in  such  arrangement.  This  notice  is  filed  on  behalf  of HRE
Properties.

                                                               Very truly yours,